Exhibit 99.1
TITAN INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Operations
Recast for Discontinued Operations
(All amounts in thousands, except per share data)

	Three months ended
	June 30, 2026	March 31, 2026	June 30, 2025	March 31, 2025

Net sales	$366,290	$395,153	$344,557	$384,956
Cost of sales	309,522	337,078	292,034	329,458
Gross profit	56,768	58,075	52,523	55,498
Selling, general, and administrative expenses	44,558	44,235	44,968	42,984
Research and development expenses	3,711	3,159	2,805	2,830
Royalty expense	2,653	2,410	2,419	2,446
Restructuring and other charges	834	25,142	—	—
Income (loss) from operations	5,012	(16,871)	2,331	7,238
Interest expense	(10,054)	(9,887)	(9,674)	(9,534)
Interest income	2,317	1,898	2,094	1,950
Foreign exchange loss	(75)	(321)	(1,969)	(819)
Other income	506	756	993	697
Loss from continuing operations before income taxes	(2,294)	(24,425)	(6,225)	(468)
(Benefit) provision for income taxes	(1,032)	3,304	621	3,368
Net loss from continuing operations	(1,262)	(27,729)	(6,846)	(3,836)
Net income from discontinued operations, net of tax	7,602	3,479	3,242	3,858
Net income (loss)	6,340	(24,250)	(3,604)	22
Net income (loss) attributable to noncontrolling interests	576	(36)	941	671
Net income (loss) attributable to Titan and applicable to common shareholders	$5,764	$(24,214)	$(4,545)	$(649)

(Loss) earnings per common share:
Basic net loss from continuing operations per share	$(0.02)	$(0.43)	$(0.11)	$(0.06)
Basic net income (loss) per share attributable to Titan and applicable common stockholders	$0.09	$(0.38)	$(0.07)	$(0.01)

Diluted net loss from continuing operations per share	$(0.02)	$(0.43)	$(0.11)	$(0.06)
Diluted net income (loss) per share attributable to Titan and applicable common stockholders	$0.09	$(0.38)	$(0.07)	$(0.01)

Average common shares and equivalents outstanding:
Basic	64,384	64,072	63,722	63,283
Diluted	64,504	64,072	63,722	63,283

TITAN INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
Recast for Discontinued Operations
(All amounts in thousands)

	Three months ended
Cash flows from operating activities:	June 30, 2026	March 31, 2026	June 30, 2025	March 31, 2025
Net income (loss)	$6,340	$(24,250)	$(3,604)	$22
Net income from discontinued operations, net of tax	7,602	3,479	3,242	3,858
Net loss from continuing operations	(1,262)	(27,729)	(6,846)	(3,836)
Adjustments to reconcile net loss to net cash provided by operating activities of continuing operations:
Depreciation and amortization	13,702	13,592	13,443	12,868
Restructuring and other charges	834	25,142	—	—
Deferred income tax (benefit) provision	(4,838)	1,155	3,379	(1,201)
(Gain) loss on fixed asset and investment sale	(20)	64	(2)	40
Stock-based compensation	1,221	565	1,405	(925)
Issuance of stock under 401(k) plan	420	418	431	396
Foreign currency (gain) loss	(1,217)	1,464	14,367	3,180
(Increase) decrease in assets:
Accounts receivable	24,481	(84,724)	35,047	(78,735)
Inventories	3,222	7,736	(12,895)	(2,318)
Prepaid and other current assets	(1,826)	955	(2,759)	(359)
Other assets	(2,912)	(3,245)	(2,961)	(1,417)
Increase in liabilities:
Accounts payable	(6,162)	17,671	(19,760)	39,282
Other current liabilities	1,986	5,903	(9,067)	106
Other liabilities	2,626	569	1,658	410
Net cash provided by (used for) operating activities of continuing operations	30,255	(40,464)	15,440	(32,509)
Net cash provided by (used for) operating activities of discontinued operations	8,894	(6,062)	(1,127)	(6,082)
Net cash provided by (used for) operating activities	39,149	(46,526)	14,313	(38,591)
Cash flows from investing activities:
Capital expenditures	(8,628)	(10,397)	(8,697)	(13,503)
Proceeds (loss) from sale of fixed assets	843	(25)	29	182
Net cash used for investing activities of continuing operations	(7,785)	(10,422)	(8,668)	(13,321)
Net cash used for investing activities of discontinued operations	(4,081)	(2,712)	(1,350)	(1,507)
Net cash used for investing activities	(11,866)	(13,134)	(10,018)	(14,828)
Cash flows from financing activities:
Proceeds from borrowings	17,362	57,698	28,327	26,604
Repayments of debt	(35,890)	(32,686)	(29,335)	(6,496)
Other financing activities	(22)	(195)	(133)	98
Net cash (used for) provided by financing activities of continuing operations	(18,550)	24,817	(1,141)	20,206
Net cash (used for) provided by financing activities of discontinued operations	(889)	1,377	(567)	(1,592)
Net cash (used for) provided by financing activities	(19,439)	26,194	(1,708)	18,614
Effect of exchange rate changes on cash	679	1,849	7,652	13,261
Net increase (decrease) in cash and cash equivalents	8,523	(31,617)	10,239	(21,544)
Cash and cash equivalents, beginning of period	171,262	202,879	174,430	195,974
Cash and cash equivalents, end of period	$179,785	$171,262	$184,669	$174,430
Supplemental information:
Interest paid	$17,260	$3,396	$17,959	$3,209
Income taxes paid, net of refunds received	4,299	2,137	4,714	3,421

The table below provides a reconciliation of net loss to EBITDA and adjusted EBITDA, which are non-GAAP financial measures, for the three months ended June 30, 2026, March 31, 2026, June 30, 2025 and March 31, 2025 (in thousands).

	Three months ended
	June 30, 2026	March 31, 2026	June 30, 2025	March 31, 2025

Net loss from continuing operations	$(1,262)	$(27,729)	$(6,846)	$(3,836)
Adjustments:
(Benefit) provision for income taxes	(1,032)	3,304	621	3,368
Interest expense, excluding financing fees amortization	9,897	9,972	9,759	9,592
Depreciation and amortization	13,702	13,592	13,443	12,868
EBITDA from continuing operations	$21,305	$(861)	$16,977	$21,992
Adjustments:
Foreign exchange loss	75	321	1,969	819
Restructuring and impairment expenses	834	25,142	—	—
Adjusted EBITDA from continuing operations	$22,214	$24,602	$18,946	$22,811
Adjusted EBITDA from discontinued operations	11,946	6,754	11,213	8,012
Adjusted EBITDA attributable to Titan and applicable to common shareholders	$34,160	$31,356	$30,159	$30,823